EXHIBIT (10.16)

ECOLAB INC.

POLICY ON REIMBURSEMENT OF INCENTIVE PAYMENTS

(as amended on February 22, 2019)

1.

The Board shall, in all appropriate circumstances and to the extent permitted by governing law, recoup any incentive compensation paid to an Executive to the extent the compensation was due to the Executive’s Misconduct.

For purposes of this provision, “incentive compensation” means any (a) annual incentive or long-term incentive award or discretionary bonus that is paid, granted, earned, or vested based on financial metric, stock price, total shareholder return goals or subjective goals unrelated to financial reporting measures and (b) time vesting stock option or equity award.

2.

If there has been a restatement of the Company’s reported financial results (whether or not based on Misconduct) due to material noncompliance with any financial reporting requirement under the securities laws of the United States, or incentive compensation was based on performance achievement that was calculated in a materially inaccurate manner, the Board will review the incentive compensation made during the three completed fiscal years immediately preceding the date the Company is required to prepare a restatement or the finding of the materially inaccurate performance calculations. If the incentive compensation would have been lower or not made at all had it been based on the restated financial statements or materially accurate performance calculations, the Board will determine whether to recoup for the benefit of the Company an amount equal to the excess of any incentive compensation made to an Executive over the amount that would have been made according to the restated financial statements or performance calculations. No recovery is required in event the Board, in its sole discretion, determines that the cost of recovery would exceed the amount recovered or such recovery would violate governing law.

For purposes of this provision, “incentive compensation” means any annual incentive or long-term incentive award that is paid, granted, earned, or vested based on financial metric, stock price, or total shareholder return goals. Incentive compensation does not include time vesting stock options or equity awards and annual incentives or discretionary bonuses that are based on subjective goals unrelated to financial reporting measures.

3.

“Misconduct” means (i) a willful act or omission that results in a material violation of applicable law, the Company’s code of conduct or a written Company policy regarding financial matters or (ii) Failure to Appropriately Supervise another individual who is responsible for such an act or omission, in each case that resulted or could have resulted in significant financial or reputational harm to the Company.

4.	“Failure to Appropriately Supervise” means the Executive knew that such Misconduct was occurring and did not act in good faith to prevent such Misconduct.
5.	“Executive” means a Corporate Officer as appointed by the Board.
6.	All Executives are required to agree to this policy in writing.
7.	This policy as amended will apply prospectively to annual incentive and long-term incentive awards granted after the amendment effective date of February 22, 2019.

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EXHIBIT (10.16)

Agreed to this ____ day of ______________, 20____.

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